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                                                                     EXHIBIT 5.1





May __, 1997


Cardinal Realty Services, Inc.
6954 Americana Parkway
Reynoldsburg, Ohio 43068

Re: Registration of Up to 960,000 Shares of Common Stock, without par value, of Lexreit Properties, Inc.

Ladies and Gentlemen:

We are acting as counsel for Cardinal Realty Services, Inc., an Ohio corporation ("CRSI"), and Lexreit Properties, Inc., an Ohio corporation (the "Company"), in connection with the proposed distribution (the "Distribution") by CRSI to its shareholders of up to 960,000 shares of common stock, without par value, of the Company (the "Shares").

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records, agreements and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinions expressed in this letter. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of CRSI and of state authorities and on the representations, warranties and statements contained in the Registration Statement on Form S-11 (the "Registration Statement") filed by the Company. We have assumed that the Registration Statement, together with the other contracts referred to in the Registration Statement, reflects the complete understanding and agreement of the parties with respect to the Distribution.

We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the law of the State of Ohio and the federal law of the United States of America.

On the basis of and in reliance on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.



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Cardinal Realty Services, Inc.
May __, 1997
Page 2

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement to effect the registration of the Shares under the Securities Act of 1933, as amended, and to being named in the Registration Statement under the heading "Legal Matters."

The opinion in this letter is rendered only to CRSI in connection with the filing of the Registration Statement. The opinion may not be relied upon by CRSI for any other purpose, or relied upon by any other person, firm or entity for any purpose. This letter may not be paraphrased, quoted or summarized, nor may it may be duplicated or reproduced in part.

Very truly yours,



BENESCH, FRIEDLANDER,
       COPLAN & ARONOFF LLP